Calculation of Filing Fee Tables
Form F-10
Cresco Labs Inc.

Table 1: Newly Registered Securities
In U.S. Dollars

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Equity	Subordinated Voting Shares	457(o)	—	—	—	—	—
	Debt	Debt Securities	457(o)	—	—	—	—	—
	Other	Subscription Receipts	457(o)	—	—	—	—	—
	Other	Warrants	457(o)	—	—	—	—	—
	Other	Units	457(o)	—	—	—	—	—
Fees to be paid	Unallocated Universal Shelf		457(o)	(1)	(1)	$712,606,140 (2)	0.00015310	$109,100
Fees Previously Paid
	Total Offering Amounts:					$712,606,140		$109,100
	Total Fees Previously Paid:							$—
	Total Fee Offsets:							$109,100
	Net Fee Due(3):							$—

(1)	There are being registered under this Registration Statement such indeterminate number of subordinated voting shares, debt securities, subscription receipts, warrants and units of Cresco Labs Inc. (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $712,606,140. Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of subordinated voting shares, debt securities, subscription receipts, warrants and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	A registration fee of $109,100 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on March 1, 2021 (No. 333-253671) (the “2021 Registration Statement”), pertaining to the registration of $1,000,000,000 of securities of the Registrant. $1,000,000,000 remained unutilized under the 2021 Registration Statement and the $109,100 registration fee for the 2021 Registration Statement was used to offset the $109,100 registration fee required with respect to $990,018,149 of securities registered under the Registrant's registration statement on Form F-10 filed on August 17, 2023 (No. 333-274047) (the “2023 Registration Statement”). $990,018,149 remains unutilized under the 2023 Registration Statement and therefore $109,100 of registration fees from the 2023 Registration Statement remain available for future offsets pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $109,100, taking into consideration the available offset of $109,100 from the 2023 Registration Statement, there is no amount due for this Registration Statement.

Table 2: Fee Offset Claims and Sources
In U.S. Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Cresco Labs Inc.	F-10	333-274047	2023-08-17		$109,100 (1)	(2)	(2)	Unallocated universal shelf (3)	$990,018,149
Fee Offset Sources	Cresco Labs Inc.	F-10 (3)	333-274047		2023-08-17						$—
Fee Offset Sources	Cresco Labs Inc.	F-10 (3)	333-253671		2021-03-01						$109,100 (1)(4)

(1)	The Registrant previously paid $109,100 in registration fees with respect to the 2021 Registration Statement pertaining to the registration of $1,000,000,000 of securities of the Registrant, of which $1,000,000,000 remained unutilized and therefore, available for future registration fees pursuant to Rule 457(p) under the Securities Act. The Registrant previously paid $109,100 in registration fees with respect to the 2023 Registration Statement pertaining to the registration of $990,018,149 of securities of the Registrant (by using $109,100 of the $109,100 available registration fee offsets from the 2021 Registration Statement). The 2023 Registration Statement remains unutilized and $109,100 of registration fees remain available for future offsets pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $109,100, taking into consideration the available offset of $109,100 from the 2023 Registration Statement, there is no amount due for this Registration Statement.

(2)	An indeterminate amount of securities to be offered at indeterminate offering prices not to exceed $990,018,149 was registered pursuant to this registration statement.

(3)	The Registrant has terminated or completed any offerings that included the unsold securities under the 2023 Registration Statement and 2021 Registration Statement.

(4)	The contemporaneous fee payment made with the 2021 Registration Statement was $109,100.